CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 16, 2007, relating to the financial statements and financial highlights which appear in the December 31, 2006 Annual Report to Shareholders of John Hancock Small Cap Intrinsic Value Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts
April 16, 2007